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                                                                   EXHIBIT 10.22

                             AGREEMENT OF TRANSFER


                 AGREEMENT OF TRANSFER, dated as of December 1, 1996 (the "Agreement"), by and between Commodore Applied Technologies, Inc., a Delaware corporation ("Applied"), and Commodore Advanced Sciences, Inc., a newly-formed Delaware corporation ("CAS").


                              W I T N E S S E T H:

                 WHEREAS, Applied desires to transfer to CAS all of the operating assets owned by Applied, subject to related liabilities, under the terms and conditions set forth herein, including, without limitation, the assumption of certain liabilities as provided herein and, in exchange therefor, to receive shares of capital stock of CAS which, when issued, will represent all of the issued and outstanding shares of capital stock of CAS; and

                 WHEREAS, CAS desires to obtain from Applied said operating assets, subject to related liabilities, under the terms and conditions set forth herein and to assume said liabilities as provided herein.

                 NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained and subject to the terms and conditions hereinafter set forth, it is hereby agreed as follows:

                 1. Issuance of Stock to Applied and Conveyance of Assets to CAS.

                          1.1     At the Closing (as defined in Section 6.1
hereof), (a) CAS shall issue 100 shares of common stock, par value $.01 per share, of CAS (the "CAS Stock"), representing all of the issued and outstanding capital stock of CAS, to Applied and, in exchange therefor, (b) subject to Sections 1.3 and 1.4 hereof, Applied shall transfer or cause to be transferred to CAS by executing and delivering the appropriate documents required to effect such transfer, all of the properties, assets, business and goodwill of every nature and disposition, tangible and intangible, whether real, personal or mixed and wherever located, of Applied, relating to the operation of Applied and which are owned by Applied immediately prior to the Closing, including, without limitation (except as otherwise herein agreed), the following (the "Assets"):

                          (a) All of the licenses and permits as required by the operation of Applied;

                          (b) All of the business and goodwill relating to Applied;

                          (c) All of the machinery, equipment, furniture, fixtures, vehicles and other personal property and all of the materials and supplies, owned by Applied;
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                          (d)     All of the outstanding capital stock of
                 Commodore Laboratories, Inc., Commodore Remediation Technologies, Inc., Commodore Governmental Environmental Technologies, Inc., Commodore Technologies, Inc., Sandpiper Properties, Inc., Advanced Sciences, Inc. and A.S. Environmental, Inc. owned by Applied (such subsidiaries being hereinafter included within the definition of Applied);

                          (e) All trademarks, service marks, tradenames, product names, process names, patent rights, including patents and patent licenses, and copyrights and applications for and licenses and rights and interests to or with respect to patents, trademarks, service marks, tradenames, product names, process names and the goodwill associated therewith and copyrights, in each case owned or held by Applied immediately prior to the Closing;

                          (f) All real property, including leases thereof or other interests therein or rights to use thereof, and all buildings, structures, appurtenances and improvements erected upon, attached to or located on the real property, owned or held by Applied immediately prior to the Closing;

                          (g) All contracts and contract rights held by Applied at the Closing; and

                          (h) All books, records and other data and papers of every nature held by Applied at the Closing; provided, however, that Applied may retain copies thereof.

                          1.2     In case of any dispute arising before or
after the Closing as to the identity or existence of Assets or the existence of such a relationship or the transferability thereof, the determination of Applied, if made before the Closing, or the joint determination of Applied and CAS, if made after the Closing, shall be final, conclusive and binding upon Applied, CAS and all others claiming rights in or with respect to the Assets by, through or under Applied or CAS.

                          1.3     Anything in this Section 1 to the contrary
notwithstanding, Applied shall retain and not transfer to CAS at the Closing:
(a) any cash, bank deposits, notes receivable, accounts receivable, advance payments or prepaid items owned by Applied; (b) the principal executive offices and related assets of Applied located in McLean, Virginia; (c) any licenses or permits containing requirements that the party or parties thereto (other than Applied) shall consent to an assignment of such license or permit, provided that such consent has not been obtained at or before the Closing; and (d) any lease, real property interest or use right which by its terms may be transferred or assigned only with the consent of a third party thereto (other than Applied), provided that such consent has not been obtained at or before the Closing.





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                          1.4     Nothing herein shall be deemed to require the
transfer of any of the Assets (tangible or intangible) which by their terms or operation of law cannot be assigned or transferred; provided, however, that Applied and CAS shall cooperate to obtain any necessary consents or approvals for the transfer of all Assets. In the event that the parties are unsuccessful in obtaining necessary consents or approvals for the transfer of any of the Assets prior to the Closing, Applied shall (at the expense of CAS) hold such Assets and take such action as may be reasonably requested by CAS in order to place CAS, to the extent reasonably possible and consistent with the appropriate documents relating to such Assets, in the same position as would have existed had such consent or approval been obtained prior to the Closing and such part of the Assets transferred to CAS as contemplated hereby. As and when such Assets become transferable, Applied will transfer such Assets forthwith to CAS and the assignment to CAS by Applied of any such Assets shall be deemed effective at the time such consent or approval is obtained.

                 2.       Assumption of Liabilities by CAS.

                          2.1     At the Closing, contemporaneously with the
transfer of Assets and the issuance of the CAS Stock as specified in Section
1.1 above, CAS shall assume and agree to pay, perform or discharge when due (except while contested in good faith by appropriate proceedings) (a) all of the liabilities and debts of Applied thereof which relate to or arise out of the Assets, and (b) all known and unknown contingent or unliquidated liabilities of and claims against Applied or any subsidiary thereof of any kind and nature to the extent they relate to or arise out of the Assets.

                          2.2     In case of any dispute arising before or
after the Closing as to the identity or existence of liabilities, debts, obligations or claims to be assumed by CAS or as to which CAS is to indemnify Applied and its subsidiaries, the determination of Applied, if made before the Closing, or the joint determination of Applied and CAS, if made after the Closing, shall be final, conclusive and binding upon Applied, CAS and all others claiming rights in or with respect to such assumptions and indemnities by, through, or under Applied or CAS.

                 3.       Indemnification Upon Transfer.

                          Without in any way limiting the provisions of Section
2 of this Agreement, at the Closing, CAS shall, contemporaneously with the transfer of Assets, indemnify and hold harmless Applied, its successors and its subsidiaries from and against any and all losses, liabilities, claims, damages, costs and expenses, mature or unmature, absolute or contingent, liquidated or unliquidated, known or unknown (including, without limitation, reasonable attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened, or any claim whatsoever) of any kind and nature which (a) relate to claims which arise from and after the Closing out of the business or operation of Applied or (b) are to be assumed or paid by CAS pursuant to this Agreement.





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                 4.       Employment Agreements and Employee Benefit Plans.

                          4.1     From and after the Closing, each of the
employees of Applied (other than Paul E. Hannesson, Edwin L. Harper and their respective administrative staffs) shall become employees of CAS, each upon the same terms and subject to the same conditions of his or her respective employment arrangements with Applied. CAS hereby adopts each of the employment agreements set forth in Exhibit A hereto and does hereby agree to be bound by all of the terms and conditions of each of such employment agreements and assumes all of Applied's obligations and covenants under such employment agreements, from and after the Closing.

                          4.2     From and after the Closing, all employees of
CAS shall be covered by or included as an eligible employee in any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) which, immediately prior to the Closing, covered or included such employee in his or her capacity as an employee of Applied, to the same extent as such employee was covered or included in any such plan or plans immediately prior to the Closing. CAS hereby adopts such employee benefit plans and Applied agrees to use its best efforts to cause the amendment of each such plan so as to provide for (a) the eligibility of CAS to adopt such plan with respect to its employees as of the Closing, (b) the crediting to each such employee of qualifying service under each such plan, for purposes of eligibility, vesting, contributions and benefits, and all other relevant purposes, in respect of such employee's service with Applied prior to the Closing, and (c) the crediting to each such employee of qualifying service under each such plan for the purposes set forth in (b) above in respect of such employee's service with CAS from and after the Closing.

                 5.       Condition of Goods Transferred; Disclaimers.

                          All goods (as such term is defined in the Uniform
Commercial Code) to be conveyed pursuant to this Agreement at the Closing are expressly agreed to be conveyed "As Is" and "With All Faults." All Assets to be transferred by Applied to CAS pursuant to the provisions of this Agreement shall be transferred to CAS as is, where is, in the condition thereof and subject to the state of title thereto, the rights of any parties in possession, and the rights of ownership of others therein, and are subject to all applicable laws, rules, regulations, ordinances, licenses, permits, franchises, judgments, orders, decrees and other governmental actions, whether now in effect or hereafter taken, all without representations or warranties of any kind by Applied or any person acting or purporting to act on its behalf. Applied makes no warranty or representation, express or implied, as to the title, design, condition, value, operation, workmanship, merchantability or suitability for a particular purpose of the Assets or any part thereof, or any other warranty or representation, express or implied, of any kind whatsoever with respect to the Assets or any part thereof.

                 6.       Closing Procedures.

                          6.1     The sale, transfer, assignment and delivery
by Applied to CAS of the Assets referred to in Section 1 hereof, the assumption by CAS of the liabilities of Applied





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referred to in Section 2 hereof, and the indemnification referred to in Section
3 hereof shall take place at such time and place as may be agreed to by Applied and CAS (such date being herein defined as the "Closing").

                          6.2     At the Closing, (a) Applied and CAS shall
execute and deliver an omnibus bill of sale and assignment and assumption agreement (the "Bill of Sale and Instrument of Assignment and Assumption") effecting the transfer by Applied of the Assets to be transferred to CAS pursuant to Section 1 hereof and the assumption by CAS of liabilities pursuant to Section 2 hereof, which Bill of Sale and Instrument of Assignment and Assumption will include an indemnification agreement by CAS pursuant to Section 3 hereof, (b) Applied shall execute and deliver to CAS deeds effecting the transfer of the real estate owned in fee simple included in the Assets, (c) subject to Section 1.4 hereof, Applied and CAS shall execute and deliver assignments and assumptions, respectively, of the real property leases included in the Assets to be transferred to CAS and (d) CAS shall deliver duly issued stock certificate(s) evidencing the CAS Stock to Applied, which capital stock shall represent 100% of the issued and outstanding shares of capital stock of CAS. Applied and CAS hereby agree that, to the extent that the Bill of Sale and Instrument of Assignment and Assumption and any other documents referred to herein which are to be delivered by Applied or CAS at the Closing are not sufficient for the purposes of effectuating the transactions contemplated by this Agreement, Applied and CAS (and their respective subsidiaries and successors) shall, after the Closing, make, execute, acknowledge and deliver such other and further instruments or documents as may be reasonably requested by either party for that purpose.

                 7.       Conditions Precedent to Closing.

                          The obligations of Applied to transfer the Assets and
CAS to issue the CAS Stock pursuant to Section 1 hereof are subject to, and shall be conditioned upon, the fulfillment (or waiver by Applied or CAS, as the case may be) at or before the Closing of each of the following conditions:

                          (a)     Approvals.  All consents, approvals,
                 authorizations, permits and orders with respect to the transactions contemplated by this Agreement which, in the opinion of Applied, may be required from any board of directors, shareholder, person, entity or court or governmental agency, authority or instrumentality, federal, state or local, having or asserting rights against or jurisdiction over any party hereto, the Assets or such transactions shall have been obtained and be valid and in full force and effect, unless the failure to obtain any such consent, approval, authorization, permit or order would not in the opinion of Applied have a material adverse effect on consummation of such transaction or on the respective business or financial condition, after the transfer of Assets pursuant to Section 1 hereof, of CAS.

                          (b)     No Litigation.  No action, suit,
                 investigation or other proceeding shall be threatened or pending before any arbitrator, court or governmental





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                 agency which, in the opinion of Applied, presents a
                 substantial risk of the restraint or prohibition of any of the transactions contemplated by this Agreement, or the recovery of material damages or other relief in connection with the transaction contemplated by this Agreement.

                          (c)     Assumption of Liabilities and
                 Indemnification. The assumption or indemnification by CAS of the liabilities of Applied referred to in Sections 2 and 3 hereof shall occur simultaneously with the transfer of Assets.

                          (d) Proceedings. All corporate and other proceedings taken or to be taken in connection with the consummation of the transactions contemplated hereby (including with respect to this Agreement) and all documents incident thereto shall be satisfactory in substance and form to Applied.

                          (e) Shares Duly Authorized. The shares of CAS Stock to be issued to Applied pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and nonassessable, and free and clear of all liens.

                 8.       Termination.

                          This Agreement may be terminated at any time prior to
the Closing referred to in Section 6 hereof by Applied. In the event of such termination, no party shall have any liability of any kind to any other party.

                 9.       Transfer Taxes.

                          Unless otherwise agreed, sales and use taxes, if any,
and real property transfer, gains or documentary stamp taxes or recording fees imposed on the sale or transfer of the Assets by Applied in connection with the transfer thereof to CAS pursuant to this Agreement, or on the use thereof by CAS after such sale or transfer, shall be paid by CAS.

                 10.      Survival of Covenants.

                          Unless otherwise agreed, the covenants of the parties
contained in this Agreement shall survive the Closing and any investigation by any party.


                 11.      Cooperation.

                          In order to effect the transfer of assets and
assumption of liabilities contemplated by Sections 1 and 2 of this Agreement in an orderly manner, CAS and Applied (and their respective subsidiaries and successors) shall cooperate in, make, execute, acknowledge and deliver such other instruments and documents and take all such other actions as may





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reasonably be requested solely to effectuate the purposes of this Agreement and resolve any matters directly relating thereto or which are a consequence thereof not specifically dealt with herein, including, without limitation, respectively making available from time to time and at all reasonable times from and after the Closing (a) their respective internal financial, legal and tax personnel for consultation, advice and service and jointly used facilities, if any, and (b) full and complete access to (and permitting duplication thereof) books, records, contracts, documents, instruments, data and other information, but only insofar as same is necessary or useful in compliance with legal, tax or insurance requirements or is directly related to the transactions contemplated by this Agreement or the consequences thereof, in their respective possession or control or (to the extent possible) in the possession or control of persons or firms which have rendered services to or otherwise done business with either Applied or CAS (or any of their respective subsidiaries); provided, however, that neither party need make any person available to the other to the extent that doing so would unreasonably interfere with the performance by the person of services for his primary employer or would, in the sole judgment of Applied or its successors, not be in the best interest of Applied or its successors. In addition to the foregoing, Applied and CAS each agrees to use its best efforts to make available to the other, upon another party's written request, their respective officers, directors, employees and agents as witnesses to the extent that the same may reasonably be required in connection with any legal, administrative or other proceedings arising out of the transactions contemplated by this Agreement or arising out of acts, transactions or occurrences relating to the businesses of Applied prior to the Closing in which Applied or CAS, or their respective subsidiaries or successors, as the case may be, may, from time to time be involved; provided, however, that Applied and its successors shall have no such obligation if in the sole judgment of Applied or its successors making such person available would not be in the best interest of Applied or its successors.

                 12. Tax Treatment. It is the intention of the parties hereto for the transaction contemplated by this Agreement to qualify as a tax-free transaction pursuant to Section 351 of the Internal Revenue Code of 1986, as amended, thereby resulting in no gain or loss to Applied or CAS.

                 13.      Miscellaneous.

                          13.1    Entire Agreement.  This Agreement, together
with the Bill of Sale and Instrument of Assignment and Assumption, all agreements referred to herein and all other written agreements which may be entered into between the parties in connection herewith and therewith and the transactions contemplated hereby and all other documents and instruments delivered in connection herewith and therewith and the transactions contemplated hereby and thereby, set forth the full and complete understanding of the parties hereto with respect to the transactions contemplated hereby and shall not be amended other than by a written document executed by the parties hereto.





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                          13.2    Binding Effect; Benefits.  This Agreement
shall inure to the benefit of and be binding upon and enforceable against the parties hereto and their respective successors and assigns, and no other person shall have any right or obligation hereunder.

                          13.3    Separability.  Any term or provision of this
Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

                          13.4    Amendments and Waivers.  This Agreement may
not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, by an instrument in writing, waive compliance by the other party with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

                          13.5    Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

                          13.6    Counterparts.  This Agreement may be executed
in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement of
Transfer to be duly executed and delivered as of the date first above written.



                                        COMMODORE APPLIED TECHNOLOGIES, INC.


                                        By: /s/ RAYBURN HANZLIK
                                           ------------------------------------
                                           Name:  Rayburn Hanzlik
                                           Title: Vice President and General
                                                  Counsel


                                        COMMODORE ADVANCED SCIENCES, INC.


                                        By: /s/ THOMAS E. NOEL
                                           ------------------------------------
                                           Name:  Thomas E. Noel
                                           Title: President and Chief Operating
                                                  Officer





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                                                                       EXHIBIT A

                            Employment Agreements


                 1.       Neil L. Drobny

                 2.       Vincent Valeri

                 3.       Thomas Noel

                 4.       Gerry D. Getman





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